Exhibit 99.906CERT

Certifications Under Section 906

of the Sarbanes-Oxley Act of 2002

Stephen C. Rogers, President and Principal Executive Officer and William P. Mock, Treasurer and Chief Financial Officer, of the SCM Trust (the “Registrant”), each certify to the best of their knowledge that:

1.	The Registrant’s periodic report on Form N-CSR for the period ended June 30, 2024 (the “Form N-CSR”) fully complies with the requirements of sections 13(a) or 15(d) of the Securities and Exchange Act of 1934, as amended; and

2.	The information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

By:	/s/ Stephen C. Rogers	By:	/s/ William P. Mock
	Stephen C. Rogers President (Principal Executive Officer) Date: September 9, 2024		William P. Mock Treasurer (Principal Financial Officer) Date: September 9, 2024